EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT ACCOUNTS

    We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File nos. 2-86758, 2-93570, 33-54127, 33-56075, 33-56077,
33-56081, 33-56083, 33-56079 and 33-57885) of Tyco International Ltd. of our
reports dated August 1, 1995 on our audit of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of and for the years ended June 30, 1995 and 1994 which reports are included in this Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 20, 1995